Exhibit 10.3

Loan Agreement

Borrower(Party A):	Guangzhou Tiancheng Capital Management Group Co.,Ltd.

Legal representative:	Feilong Chen

Company Registration No:	91440101MA5ALY3W39

Lender(Party B):	Guangdong Tiancheng Jinhui Enterprise Development Co.,Ltd.

Legal representative:	Dongliang Mao

Company Registration No:	91440101MA5CJ86P52

Article 1 Loan Amount

Party A shall borrow RMB 10,000,000 from Party B.

Article 2 Loan Purpose

The loan hereof is only for business operating and shall not be appropriated for other use without the agreement of Party B.

Article 3 Loan Term

The term of the loan shall be 20 days, starting from 8th December 2021 to 27th December 2021.

Article 4 Interest

The annual lending rate shall be 6.75%, calculated yearly, beginning on the date when the transaction takes place.

Article 5 Payment

The method of payment agreed by Party A is the first of the following method:

(1) Party A shall one-time pay off the principal and interest of the loan when the loan period expires; and

(2) The loan shall be repaid in consecutive monthly installments of RMB / per month, in the first 5 days of each month. (not applicable)

Article 6 Default

1. If Party A has one of the following circumstances, Party B has the right to announce the early expiration of the loan under this contract and release it.

(1) Party A fails to perform the repayment obligation as agreed herein;

(2) Any merge, division, equity changes, capital increase or decrease, joint venture happened to enterprises where Party A is the shareholder or actual controller which will lead to adverse impact on Party A’s performance of repayment obligation;

(3) Party A loses civil capacity, and the guardian does not continue to perform this contract;

(4) Party A is declared missing, and its property custodian does not continue to perform this contract;

(5) Party A dies or is declared dead, and its lawful heir does not continue to perform this contract;

(6) Party A is involved in legal disputes, and Party B believes that will lead a negative impact on its solvency; and

(7) One of the circumstances in violation of other agreements under this contract.

2. Due to Party A’s breach of contract, Party B has the right to require Party A to bear the costs of safeguarding Party B’s legitimate rights and interests, including but not limited to litigation or arbitration fees, property preservation and property preservation fees, and attorney fees.

Article 7 Dispute Resolution

Any dispute arising from the performance of this contract, may be settled by negotiation. If an agreement could not be reached, then both Parties agree to submit the dispute to Guangzhou arbitration Commission. The arbitration award is final and binding on both parties.

Article 8 Others

This Contract is made out in two copies; Party A and Party B respectively hold one.

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Party A(Seal):	Guangzhou Tiancheng Capital Management Group Co.,Ltd.(Seal)

Authorized Representative:	/s/ Feilong Chen

Date:	December 8, 2021

Party B(Seal):	Guangdong Tiancheng Jinhui Enterprise Development Co.,Ltd.(Seal)

Authorized Representative:	/s/ Dongliang Mao

Date:	December 8,2021